Exhibit 5.3

June 30, 2022

Hengguang Holding Co. Ltd

1666 Chenglong Road,

Section 2, Building 2, 5th Floor

Longquanyi District,

Chengdu, Sichuan Province,

China 61000

Re: Registration Statement on Form F-I

Ladies and Gentlemen:

We have acted as special tax counsel to Henguang Holding Co. Ltd, a Cayman Islands corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).

You have requested our opinion concerning the material U.S. federal income tax consequences to certain U.S. shareholders who invest in the Company’s common stock pursuant to the public offering described in the Registration Statement. This opinion is based on certain assumptions and factual representations, including the facts set forth in the Registration Statement, concerning the business, assets and governing documents of the Company and its subsidiaries and related companies and the terms of the public offering. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and its subsidiaries and related companies with respect to certain factual matters through a certificate of an officer of the Company, dated as of the date hereof (the “Officer’s Certificate”).

In our capacity as special tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. We have not made an independent investigation or audit of the facts set forth in the documents furnished to us or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us that are qualified as to knowledge or belief, without regard to such qualification.

In our review, we have assumed, with your consent, that all of the representations and statements of a factual nature set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also, with respect to documents we did not prepare ourselves (or did not supervise the execution of), assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws or the laws of any state or other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, and subject to the qualifications, assumptions, representations and limitations referenced herein, it is our opinion that the discussion set forth in the Registration Statement under the heading “TAXATION — United States Federal Income Taxation,” constitutes the opinion of Sichenzia Ross Ference LLP as to the material United States Federal income tax consequences to certain U.S. shareholders who invest in the Company’s common stock pursuant to the public offering described in the Registration Statement.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer’s Certificate may affect the conclusions stated herein.

As described in the Registration Statement, the law concerning the taxation of U.S. shareholders of the Company is unclear and the Internal Revenue Service and the courts having jurisdiction over such matters may not agree with our descriptions of the law as set forth in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

Sichenzia Ross Ference LLP